As filed with the Securities and Exchange Commission on April 30, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UCOMMUNE INTERNATIONAL LTD

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

No. 12 Taiyanggong Middle Road, Guancheng Building, 10th Floor

Chaoyang District, Beijing 100028
People’s Republic of China
(Address of Principal Executive Offices and Zip Code)

2020 Share Incentive Plan
(Full Title of the Plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168
(Name and Address of Agent for Service)

+1 800-221-0102
(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Zirui Wang

Chief Executive Officer and Chief Risk Officer

Ucommune International Ltd

No. 12 Taiyanggong Middle Road, Guancheng Building, 10th Floor

Chaoyang District, Beijing 100028
People’s Republic of China

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 3,000,000 Class A ordinary shares of par value US$0.24 each of Ucommune International Ltd (the “Registrant”) for issuance under its 2020 Share Incentive Plan, as amended and restated on April 30, 2026. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statements (File No. 333-254072, File No. 333-267017, File No. 333-276066, File No. 333-281202 and File No. 333-289594) are hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the Commission on March 24, 2026; and

(b)	The description of the Registrant’s Class A Ordinary Shares and Warrants to purchase Class A Ordinary Shares contained in its Registration Statement on Form 8-A (File No. 001-39738) filed with the Commission on January 5, 2021, including any amendment and report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

See Exhibit Index beginning on page 3 of this Registration Statement.

UCOMMUNE INTERNATIONAL LTD

EXHIBIT INDEX

Exhibit Number	Description
4.1	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 of the current report on Form 6-K (File No. 001-39738) filed with the SEC on February 9, 2026)
4.2	Specimen Ordinary Share Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-8 (File No. 333-276066) filed with the Commission on December 15, 2023)
5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered
10.1*	2020 Share Incentive Plan of the Registrant, as amended and effective on May 6, 2021, second amended and restated on August 19, 2022, third amended and restated on December 1, 2023, fourth amended and restated on February 20, 2024, fifth amended and restated on August 7, 2025 and sixth amended and restated on April 30, 2026
23.1*	Consent of Marcum Asia CPAs LLP
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on April 30, 2026.

Ucommune International Ltd

By:	/s/ Zirui Wang
Name:	Zirui Wang
Title:	Chief Executive Officer and Chief Risk Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. Zirui Wang and Mr. Wei Hu and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 30, 2026 in the capacities indicated.

Signature	Title

/s/ Daqing Mao	Chairman of Board of Directors
Daqing Mao

/s/ Zhimo Zhao	Director
Zhimo Zhao

/s/ Gray Zhu	Director
Gray Zhu

/s/ Jinghong Xu	Director
Jinghong Xu

/s/ Wei Hu	Director
Wei Hu	Financial Reporting Director
(principal financial officer and principal accounting officer)

/s/ Zirui Wang	Chief Executive Officer and Chief Risk Officer
Zirui Wang	(principal executive officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Ucommune International Ltd, has signed this registration statement or amendment thereto in New York on April 30, 2026.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title	Senior Vice-President on behalf of Cogency Global Inc.